BUSDOCS/1597890.1
                       SALOMON FUNDS TRUST


                    Certificate of Amendment

     The undersigned, constituting a majority of the Trustees of Salomon Funds Trust (the "Trust"), a Massachusetts business trust, acting pursuant to the Trust's Declaration of Trust, as currently in effect (together with any amendments thereto and designations thereunder, the "Trust Document"), do hereby certify that, in accordance with the provisions of the Trust Document, the following amendments to the Trust Document have been duly adopted by the Trustees of the
     Trust:

     1. The name of the Trust is hereby changed from "Salomon Funds Trust" to "Legg Mason Partners Funds Trust," and all references to the name of the Trust in the Trust Document are hereby accordingly amended.

     2. The name of each series of shares of beneficial interests of the Trust listed below is hereby changed as set forth below, and all references to such series in the Trust Document are hereby amended accordingly:

        Current Series Name          New Series Name
        Salomon Brothers California  Legg Mason Partners
        Tax Free Bond Fund           California Tax Free Bond
                                     Fund
        Salomon Brothers Mid Cap     Legg Mason Partners Mid Cap
        Fund                         Fund
        Salomon Brothers National    Legg Mason Partners
        Tax Free Bond Fund           National Tax Free Bond Fund
        Salomon Brothers New York    Legg Mason Partners New
        Tax Free Bond Fund           York Tax Free Bond Fund

     This Amendment shall become effective on November 20, 2006 at 9:00 a.m. EDT.

                   [signature page to follow]


IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this Amendment as of the 31st day of October 2006.




/s/ Elliott J. Berv           /s/ Donald M. Carlton
Elliott J. Berv, as Trustee   Donald M. Carlton, as Trustee
and not individually          and not individually

/s/ A. Benton Cocanougher     /s/ Mark T. Finn
A. Benton Cocanougher, as     Mark T. Finn, as Trustee
Trustee                       and not individually
and not individually

/s/ R. Jay Gerken             /s/ Stephen Randolph Gross
R. Jay Gerken, as Trustee     Stephen Randolph Gross, as
and not individually          Trustee
                              and not individually

/s/ Diana R. Harrington       /s/ Susan B. Kerley
Diana R. Harrington, as       Susan B. Kerley, as Trustee
Trustee                       and not individually
and not individually

/s/ Alan G. Merten            /s/ R. Richardson Pettit
Alan G. Merten, as Trustee    R. Richardson Pettit, as
and not individually          Trustee
                              and not individually